UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 31, 2004

KOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	000-22171	65-0670898

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1001 BRICKELL BAY DRIVE
25th FLOOR
MIAMI, FLORIDA 33131

(Address of principal executive offices)

305-577-3464

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

     On March 31, 2004, Kos Pharmaceuticals, Inc., a Florida corporation (the “Company”) acquired the global rights to the Azmacort (triamcinolone acetonide) inhalation aerosol product from Aventis Pharmaceuticals Holdings Inc. upon the terms and conditions set forth in the Product Acquisition Agreement with Aventis Pharmaceuticals Holdings Inc. dated March 5, 2004 (the “Purchase Agreement”), and the Supply Agreement with Aventis Pharmaceuticals, Inc. (together with Aventis Pharmaceuticals Holdings Inc., “Aventis”) dated March 5, 2004 (the “Supply Agreement”). Azmacort is an inhaled corticosteroid that alleviates inflammation in the lungs and is used as prophylactic therapy for the maintenance treatment of asthma. Pursuant to the terms of the Purchase Agreement with Aventis, the Company paid Aventis $200 million in cash and has agreed to pay a royalty to Aventis on future sales of an HFA version of the product currently in development. Pursuant to the terms of the Supply Agreement, Aventis has agreed to supply finished product to the Company for a period of up to five years. The Company is using the proceeds from its public offering completed in November and December 2003 and available cash to fund the acquisition.

     A copy of the Purchase Agreement and the Supply Agreement are filed as exhibits to a Form 8-K filed on March 26, 2004 with the Securities and Exchange Commission and are incorporated herein by reference.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOS PHARMACEUTICALS, INC.
By: /s/ Andrew I. Koven
	Name:	Andrew I. Koven
Dated: April 1, 2004	Title:	Executive Vice President, General Counsel and Secretary

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